Exhibit 9(a)(3)

                           SCUDDER SERVICE CORPORATION

                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                      TRANSFER AGENCY AND SERVICE AGREEMENT
                             Scudder Family of Funds
                     (Except Scudder Cash Investment Trust)

Annual maintenance fee for each account
---------------------------------------

1/12th of the annual maintenance fee shall be charged and payable each month. It will be charged for any account which at any time during the month had a share balance in the fund. The minimum monthly charge to any portfolio is $_________.

                                      Regular Accounts       Retirement Accounts
Money Market Funds                         $31.50                 $34.50
Monthly Income Funds                        26.00                  29.00
Quarterly Distribution Funds
Annual Distribution Funds                    2.00                   2.00

Other fees
New Account Set Up                         $ 5.00 each
Disaster Recovery                            0.25 per year
Closed Accounts                              1.20 per year
TIN Certificates                             0.15 each
 TIN Maintenance                             0.25 each
Check Writing:
      Set Up                                 5.00 per account
    Retail Check Clearance                   0.96 per check
    Corporate Check Clearance                0.46 per check

Out of pocket expenses shall be reimbursed by the fund to Scudder Service Corporation or paid directly by the fund. Such expenses include but are not limited to the following:

          Telephone (portion allocable to servicing accounts)
          Postage, overnight service or  similar  services
          Stationery  and  envelopes
          Shareholder Statements - printing and postage
          Checks - stock supply,  printing and postage
          Data  circuits
          Lease and  maintenance  of S.A.I.L.  and Easy Access
          Forms
          Microfilm  and  microfiche
          Expenses  incurred  at  the specific direction of the fund

Payment
The above will be billed within the first five (5) business days of each month and will be paid by wire within five (5) business days of receipt.


On behalf of the Funds listed on
Attachment A:                            Scudder Service Company


By:_________________________                       By:_____________________
    David S. Lee                                       Daniel Pierce
    Vice President                                     President

Date:  October 1, 1995                              Date: October 1, 1995

                                  ATTACHMENT A
                      TRANSFER AGENCY AND SERVICE AGREEMENT


Money Market Accounts

          Scudder California Tax Free Money Fund
          Scudder Cash Investment Trust
          Scudder New York Tax Free Money Fund
          Scudder Tax Free Money Fund
          Scudder U.S. Treasury Money Fund

Monthly Income Funds

          Scudder California Tax Free Fund
          Scudder Global Bond Fund
          Scudder GNMA Fund
          Scudder  High Yield Bond Fund
          Scudder  High Yield Tax Free Fund
          Scudder  International  Bond Fund
          Scudder  Limited Term Tax Free Fund
          Scudder Managed Municipal Bonds
          Scudder Massachusetts Limited Term Tax Free Fund
          Scudder Massachusetts Tax Free Fund
          Scudder  Medium Term Tax Free Fund
          Scudder New York Tax Free Fund
          Scudder Ohio Tax Free Fund
          Scudder  Pennsylvania  Tax Free Fund
          Scudder Short Term Bond Fund

Quarterly Distribution Funds

          Scudder Balanced Fund
          Scudder Growth and Income Fund
          Scudder Emerging Markets Income Fund
          Scudder Income Fund

Annual Distribution Funds

Scudder  Capital Growth Fund                 Scudder  Latin America Fund
Scudder Development  Fund                    Scudder Micro Cap Fund
Scudder Global Discovery Fund                Scudder Pacific Opportunities Fund
Scudder Global Fund                          Scudder Quality Growth Fund
Scudder Gold Fund                            Scudder Small  Company  Value Fund
Scudder  Emerging Markets  Growth  Fund      Scudder  21st  Century  Growth Fund
Scudder  Greater  Europe  Growth  Fund       Scudder Value Fund
Scudder International  Fund                  Scudder Zero Coupon 2000 Fund



revised as of September 9, 1996